Exhibit 99.1

Two Newton Place 255 Washington Street, Suite 230 Newton, Massachusetts 02458
617-796-8387
www.alerislife.com

FOR IMMEDIATE RELEASE

AlerisLife Inc. Announces Third Quarter 2022 Results

Combined Sequential Quarter End Occupancy Growth of 180 Basis Points

Sequential Quarter Management and Operating Revenues Growth of $1.8 Million, or 4.6%

Restructuring Plan on Track as Adjusted EBITDA Improvements Continue

Newton, MA (November 2, 2022): AlerisLife Inc. (Nasdaq: ALR) today announced its financial results for the three months ended September 30, 2022.

“We continued to make steady progress implementing our plan to improve our operating results and drive efficiencies in our organization throughout the third quarter,” said Jeff Leer, President and Chief Executive Officer. “Owned and managed community occupancy increased 290 basis points and 160 basis points, respectively, or 180 basis points across all residential senior living communities, as we continue to enhance our sales and marketing strategies. We also rounded out our executive team with the addition of Heather Pereira as our new Chief Financial Officer and Philip Benjamson as our new Chief Operating Officer. We ended the quarter with sufficient liquidity to execute on our restructuring plan and, following approximately $3.8 million of capital improvements invested in our owned senior living communities in the third quarter, we had $79.1 million of cash at quarter-end and no debt maturities until 2025."

Third Quarter Summary of Financial Results:

•Quarter-end occupancy in ALR's owned senior living communities grew 290 basis points, or bps, relative to the end of the second quarter.

•Quarter-end occupancy for the managed portfolio increased 160 bps relative to the end of the second quarter.

•Net loss for the third quarter of 2022 was $8.5 million, or $0.27 per diluted share, which included $1.6 million of costs related to the restructuring plan implemented as a result of Alvarez & Marsal's, or A&M's, operational review, compared to a net loss of $8.8 million, or $0.28 per diluted share, for the second quarter of 2022, and a net loss of $10.2 million, or $0.32 per diluted share, for the third quarter of 2021, which included a $3.3 million loss from a termination of a lease and $1.2 million of restructuring expenses related to the repositioning of ALR's residential service offerings, partially offset by $0.8 million which was reimbursed by Diversified Healthcare Trust, or DHC.

•Earnings before interest, taxes, depreciation and amortization, or EBITDA, for the third quarter of 2022 was $(4.1) million compared to $(4.4) million for the second quarter of 2022 and $(7.0) million for the third quarter of 2021. Adjusted EBITDA, as described further below, was $(0.5) million for the third quarter of 2022 compared to $(1.3) million for the second quarter of 2022 and $(3.3) million for the third quarter of 2021. EBITDA and Adjusted EBITDA are non-GAAP financial measures. Reconciliations of net loss determined in accordance with U.S. generally accepted accounting principles, or GAAP, to EBITDA and Adjusted EBITDA for the third quarter of 2022 and 2021 are presented later in this press release. The reconciliation of net loss to EBITDA and Adjusted EBITDA for the second quarter of 2022 is presented in the Form 8-K that ALR furnished on August 3, 2022.

•RevPAR (resident fee revenues for the corresponding portfolio for the period divided by the average number of available units for the corresponding portfolio for the period, divided by the number of months in the period) for the comparable managed communities for the third quarter of 2022 was $3,200 compared to $3,077 for the second quarter of 2022 and $2,941 for the third quarter of 2021, an increase of 4.0% and 8.8%, respectively.

•RevPAR for the comparable owned communities for the third quarter of 2022 was $2,801 compared to $2,560 for the second quarter of 2022 and $2,354 for the third quarter of 2021, an increase of 9.4% and 19.0%, respectively.

Substantially all of ALR's business is conducted by its two segments: (i) its residential segment through its Five Star Senior Living, or Five Star, brand and (ii) its lifestyle services segment primarily through its brands Ageility Physical Therapy Solutions and Ageility Fitness, or collectively Ageility, and Windsong Home Health. The following tables present data on the owned and leased and managed senior living communities that ALR operates through its Five Star brand, including comparable community data, as well as data on the rehabilitation locations that ALR operates through its Ageility brand, including comparable outpatient location data.

Summary of Operational Results

	As of and for the Three Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021
Residential Segment:
Five Star:
Number of living units (end of period)
Independent living	10,422	10,460	10,628
Assisted living	7,734	7,696	9,402
Memory care	1,817	1,817	2,454
Skilled nursing	—	—	284
Total living units	19,973	19,973	22,768

RevPAR
Owned and Leased (1)	$2,801	$2,560	$2,411
Managed	$3,200	$3,077	$3,046
Quarter End Occupancy
Owned and Leased	78.4%	75.5%	72.9%
Managed	77.0%	75.4%	73.8%

Comparable Communities (2):
RevPAR
Owned	$2,801	$2,560	$2,354
Managed	$3,200	$3,077	$2,941
Quarter End Occupancy
Owned	78.4%	75.5%	72.9%
Managed	77.0%	75.4%	74.6%
Operating Margin (3):
Owned	(15.9)%	(20.1)%	(24.4)%
Managed	4.7%	8.4%	7.1%

	As of and for the Three Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021
Lifestyle Services Segment:
Ageility:
Number of Clinics and Locations (4)
Inpatient clinics	8	10	10
Outpatient locations	203	202	223
Number of Visits (in thousands)
Inpatient clinics	21	23	20
Outpatient locations	156	153	147

Comparable Outpatient Locations (5):
Caseload as a % of occupancy (6)	24.6%	24.3%	24.6%
Operating margin (3)	(1.2)%	(0.6)%	10.0%
___________________________
(1)    The three months ended September 30, 2021 includes four leased communities with approximately 200 living units previously leased from HealthPeak Properties, Inc., or HealthPeak. The lease with HealthPeak was terminated on September 30, 2021.
(2)    Comparable Communities includes financial data for 20 owned senior living communities and 120 managed senior living communities that ALR continuously owned or managed and operated through its Five Star brand since July 1, 2021, exclusive of 59 skilled nursing facility, or SNF, living units that have been closed in one former Continuing Care Retirement Community, or CCRC.
(3)    Operating margin is defined as operating revenue less operating expenses divided by operating revenue in each case for the business segment. For the Residential segment, it is inclusive of 59 SNF living units, which have been closed in one former CCRC. It is exclusive of Provider Relief Funds from the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act, and other government grants recognized as other operating income. In addition, it excludes restructuring expenses for the three months ended September 30, 2021 of $0.2 million for the comparable managed communities. Managed operating margin does not represent ALR's operating margin and is included to provide supplemental information regarding the operating results of the Five Star senior living communities from which ALR earns residential management fees.
(4)    During the three months ended September 30, 2022, ALR opened six outpatient locations, closed five outpatient locations and closed two inpatient clinics.
(5)    Comparable outpatient locations includes financial data for 185 outpatient rehabilitation locations that ALR continuously operated since July 1, 2021.
(6)    Represents the average number of Ageility customers divided by average total occupancy at each of the senior living communities where ALR operates Ageility outpatient rehabilitation locations. Occupancy is defined as the average total number of residents residing at the senior living communities.

Operational Review

During the quarter ended June 30, 2022, ALR engaged the healthcare consulting arm of A&M to provide a comprehensive operational review of ALR's business and make recommendations to ALR's Board of Directors. The recommendations made by A&M included general and administrative cost reductions, a corporate reorganization that is designed to enhance accountability and certain operational changes to support team members to ensure the delivery of high-quality experiences to residents and customers and to increase occupancy at ALR's senior living communities, as further described below:

•Reduce costs annually by a target of approximately $2.0 million, net of investments to be made of approximately $3.3 million as described below, by:

◦Streamlining redundant business processes and reducing investments in non-core functions,
◦rationalizing information technology systems to those that directly support core business functions, ensuring their optimal utilization, and
◦continually assessing general and administrative expenses to identify cost savings opportunities.
•Invest approximately $3.3 million to refocus on ALR's core business and invest strategically in projects, processes and systems that will enhance ALR's ability to successfully operate ALR's residential and lifestyle services businesses, including:

◦Enhancing the executive leadership team with a Chief Operating Officer to oversee field and national operations and a Chief Financial Officer,
◦investing in a scalable and agile national operations infrastructure to drive operational excellence and results, and
◦establishing a centralized sales function with reinstituted regional sales support to focus on both sales and marketing efforts.
Based on A&M's operational review, on August 3, 2022, ALR announced a restructuring plan which includes the elimination of certain positions in its corporate team. ALR expects to complete this restructuring by the middle of 2023. As of the date of this press release, ALR made the following progress with respect to the restructuring plan:
•Aligned several functions, including sales, marketing, clinical and resident programming, under the national operations support function;
•Deployed sales support functions to directly support community level sales directors to focus on improved tour to move-in conversion rate;
•Appointed a Chief Financial Officer, effective September 19, 2022, and a Chief Operating Officer, effective October 17, 2022. In addition, ALR continues to invest in the sales and marketing function, including hiring a Vice President of Marketing, effective October 3, 2022, and five sales directors; and
•Implemented approximately $2.6 million of labor and non-labor annual cost savings, net of approximately $1.8 million in labor investments.

In addition to the restructuring plan, ALR achieved further cost savings of $4.9 million from the elimination of certain unfilled positions.
In connection with implementing its restructuring plan, ALR expects to incur non-recurring cash expenses of up to $3.0 million. These expenses are expected to include up to $0.4 million of retention payments, up to $2.0 million of severance, benefits and transition expenses and up to $0.6 million of other restructuring expenses. For the three months ended September 30, 2022, ALR recognized $1.6 million of expenses related to the restructuring plan, including $0.1 million of retention payments, $1.4 million of severance, benefits and transition expenses, and $0.1 million of other restructuring expenses, which was recorded in restructuring expenses in ALR's condensed consolidated statements of operations. Additionally, ALR recognized costs of $0.6 million related to the implementation of the A&M operational review for the three months ended September 30, 2022, which are recorded in general and administrative expenses in ALR's condensed consolidated statements of operations.
Summary of Senior Living Communities and Outpatient Rehabilitation Locations

Presented below is a summary of the communities, units, average occupancy, quarter end occupancy, revenues and residential management fees for the Five Star senior living communities ALR manages for DHC, as of and for the three months ended September 30, 2022 (dollars in thousands):

	Total
	Communities	Units	Average Occupancy	Quarter End Occupancy	Community Revenues (1)	Management Fees
Independent and assisted living communities	120	17,889	75.3%	77.0%	$171,684	$9,477
_______________________________________
(1)    Managed senior living communities' revenues do not represent ALR's revenues and are included to provide supplemental information regarding the operating results of the Five Star senior living communities from which ALR earns residential management fees.

Presented below is a summary of the Ageility outpatient rehabilitation locations ALR operated as of and for the three months ended September 30, 2022 (dollars in thousands):

	As of and for the Three Months Ended September 30, 2022
	Number of Locations	Total Revenue (1)(2)	Caseload as a % of occupancy (3)	EBITDA Margin (4)
Outpatient Locations in DHC Owned Communities Managed by Five Star	94	$7,789	25.9%	(0.2)%
Outpatient Locations at ALR Owned Communities	15	868	29.9%	4.6%
Outpatient Locations at Other Communities (5)	94	4,124	21.7%	(8.3)%
Total Outpatient Locations	203	$12,781	24.3%	(2.5)%
_______________________________________
(1)    Excludes revenue of $1,590 earned during the three months ended September 30, 2022 for ten Ageility inpatient rehabilitation clinics (inclusive of two inpatient rehabilitation clinics that were closed during the three months ended September 30, 2022).
(2)    Total Ageility revenue includes fitness revenue. Total Ageility revenue excludes home health care services, which is part of the lifestyle services segment.
(3)    Represents the average number of Ageility customers divided by average total occupancy at each of the senior living communities where ALR operates Ageility outpatient rehabilitation locations. Occupancy is defined as the average total number of residents residing at the senior living communities.
(4)    EBITDA Margin is a non-GAAP financial measure and represents rehabilitation locations that are in service as of September 30, 2022. A reconciliation of EBITDA Margin is presented later in this press release.
(5)    Other communities includes outpatient rehabilitation locations at senior living communities not owned or managed by ALR.

Conference Call Information:

At 1:00 p.m. Eastern Time on November 3, 2022, ALR's President and Chief Executive Officer, Jeffrey Leer, and Senior Vice President, Chief Financial Officer and Treasurer, Heather Pereira, will host a conference call to discuss ALR's third quarter 2022 financial results.

The conference call telephone number is (877) 329-4332. Participants calling from outside the United States and Canada should dial (412) 317-5436. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on November 10, 2022. To hear the replay, dial (412) 317-0088. The replay pass code is 3979235.

A live audio webcast of the conference call will also be available in a listen-only mode on ALR’s website, www.alerislife.com. Participants wanting to access the webcast should visit ALR’s website about five minutes before the call. The archived webcast will be available for replay on ALR’s website following the call for about a week. The transcription, recording and retransmission in any way of ALR's third quarter ended September 30, 2022 financial results conference call are strictly prohibited without the prior written consent of ALR. ALR’s website is not incorporated as part of this press release.

About AlerisLife:

AlerisLife enriches and inspires the lives of its older adult customers across the United States by delivering an exceptional and enhanced resident experience to senior living residents, while also offering lifestyle services to the younger choice-based consumer. The Company is headquartered in Newton, Massachusetts. For more information, visit www.alerislife.com.

AlerisLife Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
REVENUES
Lifestyle services	$14,546	$15,382	$43,330	$52,388
Residential	17,514	16,320	48,994	49,755
Residential management fees	9,477	11,220	27,380	37,997
Total management and operating revenues	41,537	42,922	119,704	140,140
Reimbursed community-level costs incurred on behalf of managed communities	137,768	177,231	396,352	585,662
Other reimbursed expenses	3,354	5,678	10,869	27,750
Total revenues	182,659	225,831	526,925	753,552

Other operating income	2	—	44	7,795

OPERATING EXPENSES
Lifestyle services expenses	14,562	13,536	42,112	45,414
Residential wages and benefits	10,156	8,547	27,942	30,456
Other residential operating expenses	5,804	7,184	18,126	22,418
Community-level costs incurred on behalf of managed communities	137,768	177,231	396,352	585,662
General and administrative	17,015	21,817	53,205	66,956
Restructuring expenses	1,570	1,220	1,944	16,859
Depreciation and amortization	3,088	2,983	9,535	8,912
Total operating expenses	189,963	232,518	549,216	776,677

Operating loss	(7,302)	(6,687)	(22,247)	(15,330)

Interest, dividend and other income	225	84	434	244
Interest and other expense	(1,474)	(507)	(3,757)	(1,379)
Unrealized (loss) gain on equity investments	(1,997)	22	(3,679)	555
Realized gain on sale of debt and equity investments	1,573	—	1,528	193
Gain (loss) on termination of lease	498	(3,277)	777	(3,277)
Loss before income taxes	(8,477)	(10,365)	(26,944)	(18,994)
(Provision) benefit for income taxes	(31)	164	(99)	(194)
Net loss	$(8,508)	$(10,201)	$(27,043)	$(19,188)

Weighted average shares outstanding—basic and diluted	31,875	31,618	31,825	31,567

Net loss per share—basic and diluted	$(0.27)	$(0.32)	$(0.85)	$(0.61)

AlerisLife Inc.
Reconciliation of Non-GAAP Financial Measures
(dollars in thousands)
(unaudited)

Non-GAAP financial measures are financial measures that are not determined in accordance with GAAP. ALR believes the non-GAAP financial measures presented in the tables below are meaningful supplemental disclosures because they may help investors better understand changes in ALR’s operating results and its ability to meet financial obligations or service debt, make capital expenditures and expand its business. ALR believes that EBITDA, Adjusted EBITDA, EBITDA Margin and Net Income (Loss) Margin also may help investors better understand its financial performance, including by allowing investors to compare ALR's performance between periods and against the performance of other companies on both a GAAP and non-GAAP basis. ALR management uses EBITDA, Adjusted EBITDA, EBITDA Margin and Net Income (Loss) Margin to evaluate ALR’s financial performance and compare ALR’s performance over time and to the performance of other companies. ALR calculates EBITDA, Adjusted EBITDA, EBITDA Margin and Net Income (Loss) Margin as shown below or later in this press release. These measures should not be considered as alternatives to net income (loss) or operating income (loss), as indicators of ALR’s operating performance or as measures of ALR’s liquidity. Also, EBITDA, Adjusted EBITDA, EBITDA Margin and Net Income (Loss) Margin as presented may not be comparable to similarly titled amounts calculated by other companies.

ALR believes that net income (loss) is the most directly comparable financial measure, determined according to GAAP, to ALR’s presentation of EBITDA and Adjusted EBITDA. The following table presents the reconciliation of these non-GAAP financial measures to net income (loss) for the three and nine months ended September 30, 2022 and 2021.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss	$(8,508)	$(10,201)	$(27,043)	$(19,188)
Add (less):
Interest and other expense	1,474	507	3,757	1,379
Interest, dividend and other income	(225)	(84)	(434)	(244)
Provision (benefit) for income taxes	31	(164)	99	194
Depreciation and amortization	3,088	2,983	9,535	8,912
EBITDA	(4,140)	(6,959)	(14,086)	(8,947)
Add (less):
Separation costs (1)	—	—	1,319	—
Unrealized loss (gain) on equity investments	1,997	(22)	3,679	(555)
(Gain) loss on termination of leases	(498)	3,277	(777)	3,277
Transaction costs (2)	574	—	1,278	—
Net restructuring expenses (3)	1,568	407	1,468	4,515
Long-lived asset impairment (4)	—	—	—	890
Adjusted EBITDA	$(499)	$(3,297)	$(7,119)	$(820)
_______________________________________
(1)    Costs incurred for the nine months ended September 30, 2022 represent those related to the separation of our former President and Chief Executive Officer during the second quarter of 2022.
(2)    The three and nine months ended September 30, 2022 includes costs incurred related to the comprehensive operational review by A&M and are included in general and administrative expenses in the condensed consolidated statements of operations.
(3)    The three and nine months ended September 30, 2022 and 2021 includes (i) costs incurred related to the repositioning of ALR's residential service offerings, which are reported net of reimbursed expenses received from DHC of $2 and $476, respectively, for the three and nine months ended September 30, 2022, and $813 and $12,344, respectively, for the three and nine months ended September 30, 2021, and (ii) costs incurred related to the restructuring plan executed as a part of A&M's operational review. All of these costs are included in restructuring expenses in the condensed consolidated statements of operations.
(4)    The nine months ended September 30, 2021 represents one previously leased community that had a fire on April 4, 2021.

AlerisLife Inc.
Reconciliation of Non-GAAP Financial Measures
(dollars in thousands)
(unaudited)

ALR believes that net income (loss) is the most directly comparable financial measure, determined according to GAAP, to ALR’s presentation of EBITDA, Net Income (Loss) Margin and EBITDA Margin. The following table presents the reconciliation of these non-GAAP financial measures to net income (loss) for the three months ended September 30, 2022 for Ageility.

Three Months Ended September 30, 2022
Lifestyle services:
Revenue	$14,546
Less: Home health services	175
Less: Inpatient rehabilitation clinics (1)	1,590
Total Ageility revenue (2)	$12,781

Ageility:
Net loss	$(413)
Add: Depreciation	98
EBITDA	$(315)

Net Loss Margin (3)	(3.2)%
EBITDA Margin (4)	(2.5)%
_______________________________________
(1)    Revenue for ten Ageility inpatient rehabilitation clinics that were operated by Ageility during the three months ended September 30, 2022 (inclusive of two inpatient rehabilitation clinics that were closed during the three months ended September 30, 2022).
(2)    Total Ageility revenue includes revenue from outpatient rehabilitation locations and fitness.
(3)    Net Loss Margin is defined by ALR as net loss for the period divided by total revenue for the period.
(4)    EBITDA Margin is defined by ALR as EBITDA for the period divided by total revenue for the period.

AlerisLife Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	September 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$79,126	$66,987
Restricted cash and cash equivalents	21,317	24,970
Accounts receivable, net	9,676	9,244
Due from related person	56,497	41,664
Debt and equity investments, of which $7,100 and $7,609 are restricted, respectively	10,890	19,535
Prepaid expenses and other current assets	21,817	24,433
Total current assets	199,323	186,833

Property and equipment, net	162,785	159,843
Operating lease right-of-use assets	5,796	9,197
Finance lease right-of-use assets	2,773	3,467
Restricted cash and cash equivalents	991	982
Restricted debt and equity investments	2,715	3,873
Other long-term assets	8,155	12,082
Total assets	$382,538	$376,277

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,367	$37,516
Accrued expenses and other current liabilities	44,861	31,488
Accrued compensation and benefits	33,413	34,295
Accrued self-insurance obligations	26,701	31,739
Operating lease liabilities	501	699
Finance lease liabilities	1,351	872
Due to related persons	2,500	3,879
Current portion of debt	437	419
Total current liabilities	126,131	140,907

Long-term liabilities:
Accrued self-insurance obligations	27,007	34,744
Operating lease liabilities	5,331	9,366
Finance lease liabilities	2,351	3,050
Long-term debt	67,161	6,364
Other long-term liabilities	227	256
Total long-term liabilities	102,077	53,780

Commitments and contingencies

Shareholders’ equity:
Common stock, par value $0.01: 75,000,000 shares authorized, 32,609,009 and 32,662,649 shares issued and outstanding, respectively	326	327
Additional paid-in-capital	462,144	461,298
Accumulated deficit	(308,107)	(281,064)
Accumulated other comprehensive (loss) income	(33)	1,029
Total shareholders’ equity	154,330	181,590
Total liabilities and shareholders' equity	$382,538	$376,277

AlerisLife Inc.
Residential Segment Data
(dollars in thousands, except per unit amounts)
(unaudited)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021

Owned and Leased Senior Living Communities
Revenues	$17,514	$16,094	$15,386	$14,883	$16,320
Other operating income (1)	2	—	42	—	—
Operating expenses	20,182	18,861	19,371	18,574	17,895
Operating loss	(2,666)	(2,767)	(3,943)	(3,691)	(1,575)
Operating margin	(15.2)%	(17.2)%	(25.6)%	(24.8)%	(9.7)%
Number of communities (end of period)	20	20	20	20	20
Number of living units (end of period) (2)	2,084	2,087	2,100	2,100	2,099
Average occupancy	76.0%	72.5%	71.0%	72.0%	69.9%
Quarter end occupancy	78.4%	75.5%	72.1%	72.7%	72.9%
RevPAR (3)	$2,801	$2,560	$2,443	$2,349	$2,411
RevPOR (4)	$3,604	$3,492	$3,444	$3,192	$3,375

Managed Senior Living Communities (5):
Residential management fees	$9,477	$8,971	$8,932	$9,482	$11,220

Community-level revenues	171,684	165,179	162,552	161,907	210,160
Other operating income (1)	125	75	199	602	786
Community-level expenses (6)	164,044	151,906	152,892	159,329	203,756
Community operating income	7,765	13,348	9,859	3,180	7,190
Community operating margin	4.5%	8.1%	6.1%	2.0%	3.4%
Number of communities (end of period)	120	120	120	121	159
Number of living units (end of period) (2)	17,889	17,886	17,899	18,005	20,669
Average occupancy	75.3%	74.1%	74.1%	73.7%	72.2%
Quarter end occupancy	77.0%	75.4%	74.6%	74.8%	73.8%
RevPAR (3)	$3,200	$3,077	$3,027	$2,919	$3,046
RevPOR (4)	$4,158	$4,109	$4,084	$3,875	$4,129
_______________________________________
(1)    Other operating income represents income recognized for funds received under the CARES Act and other government grants.
(2)    Includes living units categorized as in service. As a result, the number of living units may vary from period to period for reasons other than the acquisition or disposition of senior living communities.
(3)    RevPAR is defined by ALR as resident fee revenues for the corresponding portfolio for the period divided by the average number of available units for the corresponding portfolio for the period, divided by the number of months in the period. Data for the three months ended September 30, 2022, June 30, 2022, March 31, 2022, December 31, 2021 and September 30, 2021 exclude income received by senior living communities under the CARES Act and other government grants.
(4)    RevPOR is defined by ALR as resident fee revenues for the corresponding portfolio for the period divided by the average number of occupied units for the corresponding portfolio for the period, divided by the number of months in the period. Data for the three months ended September 30, 2022, June 30, 2022, March 31, 2022, December 31, 2021 and September 30, 2021 exclude income received by senior living communities under the CARES Act and other government grants.
(5)    Managed senior living communities, other than ALR's residential management fees, represents financial data of senior living communities managed for DHC and does not represent financial results of ALR. Managed senior living communities' data is included to provide supplemental information regarding the operating results of the senior living communities from which ALR earns residential management fees.
(6)    The three months ended September 30, 2022, June 30, 2022, December 31, 2021 and September 30, 2021 includes restructuring expense of $2, $474, $966, and $813, respectively.

AlerisLife Inc.
Comparable Communities Residential Segment Data
(dollars in thousands, except per unit amounts)
(unaudited)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021
Owned Senior Living Communities (1):
Number of communities (end of period)	20	20	20	20	20
Number of living units (end of period) (2)	2,084	2,087	2,100	2,100	2,099
Average occupancy	76.0%	72.5%	71.0%	72.0%	70.4%
Quarter end occupancy	78.4%	75.5%	72.1%	72.7%	72.9%
RevPAR (3)	$2,801	$2,560	$2,443	$2,349	$2,354
RevPOR (4)	$3,604	$3,492	$3,444	$3,192	$3,270

Managed Senior Living Communities (1)(5):
Number of communities (end of period)	120	120	120	120	120
Number of living units (end of period) (2)	17,889	17,886	17,899	17,899	17,899
Average occupancy	75.3%	74.1%	74.1%	74.1%	73.4%
Quarter end occupancy	77.0%	75.4%	74.6%	75.2%	74.6%
RevPAR (3)	$3,200	$3,077	$3,027	$2,900	$2,941
RevPOR (4)	$4,158	$4,109	$4,084	$3,831	$3,922
_______________________________________
(1)    Includes data for Five Star senior living communities that ALR has continuously owned or managed since July 1, 2021. The summary of operations for comparable communities excludes 59 SNF living units that have been closed in one former CCRC that Five Star presently manages as an assisted living community.
(2)    Includes living units categorized as in service. As a result, the number of living units may vary from period to period for reasons other than the acquisition or disposition of senior living communities.
(3)    RevPAR is defined by ALR as resident fee revenues for the corresponding portfolio for the period divided by the average number of available units for the corresponding portfolio for the period, divided by the number of months in the period. Data for the three months ended September 30, 2022, June 30, 2022, March 31, 2022, December 31, 2021 and September 30, 2021 exclude income received by senior living communities under the CARES Act and other government grants.
(4)    RevPOR is defined by ALR as resident fee revenues for the corresponding portfolio for the period divided by the average number of occupied units for the corresponding portfolio for the period, divided by the number of months in the period. Data for the three months ended September 30, 2022, June 30, 2022, March 31, 2022, December 31, 2021 and September 30, 2021 exclude income received by senior living communities under the CARES Act and other government grants.
(5)    Residential segment data for comparable managed senior living communities represents financial data of senior living communities managed for DHC and does not represent financial results of ALR. Managed senior living communities' data is included to provide supplemental information regarding the operating results of the senior living communities from which ALR earns residential management fees.

AlerisLife Inc.
Lifestyle Services Segment Data
(dollars in thousands)
(unaudited)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021
Lifestyle Services (1):
Revenues	$14,546	$14,645	$14,139	$15,626	$15,382
Outpatient	11,837	11,753	11,165	12,848	12,747
Fitness	944	941	881	890	853
Other	1,765	1,951	2,093	1,888	1,782
Operating expenses (2)	14,672	14,438	13,334	14,045	13,348
Operating (loss) income	(126)	207	805	1,581	2,034
Operating margin (3)	(0.9)%	1.4%	5.7%	10.1%	13.2%
Number of inpatient clinics (end of period)	8	10	10	10	10
Number of outpatient locations (end of period)	203	202	201	205	223
Number of fitness locations (end of period)	67	76	73	60	61
_______________________________________
(1)    Includes Ageility rehabilitation locations and fitness operations as well as home healthcare operations.
(2)    The three months ended December 31, 2021 and September 30, 2021 includes restructuring expenses of $23 and $(310), respectively.
(3)    Operating margin is defined as operating revenue less operating expenses divided by operating revenue in each period.

AlerisLife Inc.
Comparable Lifestyle Services Segment Data
(dollars in thousands)
(unaudited)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021
Lifestyle Services (1)(2):
Revenues	$12,183	$12,057	$11,533	$12,892	$12,823
Outpatient	11,091	10,944	10,520	11,825	11,754
Fitness	917	898	835	832	795
Other	175	215	178	235	274
Operating expenses	12,291	12,095	11,251	11,621	11,563
Operating (loss) income	(108)	(38)	282	1,271	1,260
Operating margin (3)	(0.9)%	(0.3)%	2.4%	9.9%	9.8%
Number of outpatient locations (end of period)	185	185	185	185	185
Number of fitness locations (end of period)	62	73	73	51	57
_______________________________________
(1)    Includes Ageility outpatient rehabilitation locations and fitness operations as well as home healthcare operations that ALR has continuously operated since July 1, 2021.
(2)    Excludes eight Ageility inpatient rehabilitation clinics.
(3)    Operating margin is defined as operating revenue less operating expenses divided by operating revenue in each period.

AlerisLife Inc.
Owned Senior Living Communities as of and for the Three Months Ended September 30, 2022
(dollars in thousands)
(unaudited)

No.	Community Name	State	Property Type (1)	Living Units	Residential Revenues (4)	Gross Carrying Value	Net Carrying Value	Date Acquired	Most Recent Renovation
1	Morningside of Decatur (2)	Alabama	AL	49	$414	$7,805	$4,232	11/19/2004	2021
2	Morningside of Auburn (2)	Alabama	AL	42	415	2,339	1,119	11/19/2004	1997
3	The Palms of Fort Myers (2)	Florida	IL	218	1,965	7,452	3,912	4/1/2002	1988
4	Five Star Residences of Banta Pointe (3)	Indiana	AL	121	859	12,052	7,235	9/29/2011	2006
5	Five Star Residences of Fort Wayne (2)	Indiana	AL	154	1,000	9,355	5,726	9/29/2011	1998
6	Five Star Residences of Clearwater	Indiana	AL	88	400	15,259	9,780	6/1/2011	1999
7	Five Star Residences of Lafayette	Indiana	AL	109	665	12,406	7,961	6/1/2011	2000
8	Five Star Residences of Noblesville (2)	Indiana	AL	151	1,232	14,005	8,588	7/1/2011	2005
9	The Villa at Riverwood (2)	Missouri	IL	112	754	5,056	3,231	4/1/2002	1986
10	Voorhees Senior Living (2)	New Jersey	AL	91	909	20,591	13,883	7/1/2008	1999
11	Washington Township Senior Living	New Jersey	AL	93	994	26,586	17,178	7/1/2008	1998
12	Carriage House Senior Living (2)	North Carolina	AL	98	1,075	10,065	5,319	12/1/2008	1997
13	Forest Heights Senior Living (2)	North Carolina	AL	111	875	16,328	10,457	12/1/2008	1998
14	Fox Hollow Senior Living (2)	North Carolina	AL	74	1,253	26,639	17,816	7/1/2000	1999
15	Legacy Heights Senior Living (2)	North Carolina	AL	116	895	7,845	3,641	12/1/2008	1997
16	Morningside at Irving Park (2)	North Carolina	AL	91	869	3,848	1,565	11/19/2004	1997
17	The Devon Senior Living	Pennsylvania	AL	84	566	33,437	14,686	7/1/2008	1985
18	The Legacy of Anderson (2)	South Carolina	IL	101	662	11,840	6,994	12/1/2008	2003
19	Morningside of Springfield (2)	Tennessee	AL	54	565	19,114	11,633	11/19/2004	1984
20	Huntington Place	Wisconsin	AL	127	1,152	2,499	1,502	7/15/2010	1999
	Total			2,084	$17,519	$264,521	$156,458
_______________________________________
(1)    AL is primarily an assisted living community and IL is primarily an independent living community.
(2)    Encumbered property under ALR's $95,000 Loan.
(3)    Encumbered property under ALR's mortgage note having an aggregate principal amount outstanding of $6,659 as of September 30, 2022.
(4)    Excludes funds received under the CARES Act recognized as other operating income.

Warning Concerning Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever ALR uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, "will", “may” and negatives or derivatives of these or similar expressions, ALR is making forward-looking statements. These forward-looking statements are based upon ALR’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by ALR’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond ALR's control. For example:

•This press release includes statements regarding the comprehensive operational review performed by A&M and the restructuring plan ALR has implemented as a result and has begun to execute. In addition, Mr. Leer notes the recent additions of ALR's Chief Financial Officer and Chief Operating Officer. ALR may not be able to successfully execute the restructuring plan on the timing it expects or at all, the costs to implement the restructuring plan may be more than it expects and it may not realize the benefits it anticipates from the restructuring plan.

•Mr. Leer refers to the steady progress ALR has made in implementing its plan to improve its operating results and drive efficiencies in its organization throughout the third quarter of 2022, noting improvements in occupancy in both ALR's owned and managed senior living communities. However, this progress may not continue and its operating results may not improve and occupancy could decline as a result of current economic conditions, including inflation, high interest rates, geopolitical risks and possible economic recession.

•Mr. Leer states that ALR ended the quarter with sufficient liquidity to execute on the restructuring plan and that it has no debt maturities until 2025. However, the costs to implement the restructuring plan may be more than it anticipates, it may not generate sufficient cash flow from its operations, and its current liquidity may prove to be insufficient.

The information contained in ALR’s filings with the Securities and Exchange Commission, or SEC, including under “Risk Factors” in ALR’s periodic reports, or incorporated therein, identifies other important factors that could cause ALR’s actual results to differ materially from those stated in or implied by ALR’s forward-looking statements. ALR’s filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, ALR does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Contact:
Michael Kodesch, Director, Investor Relations
(617) 796-8245